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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) December 29, 1997



             (Exact Name of Registrant as Specified in its Charter)


                                   COHR INC.


(State of Jurisdiction       (Commission File Number)         (I.R.S. Employer
  of Incorporation)                  0-27506                 Identification No.)
       Delaware                                                   95-4559155



          21540 Plummer Street                              91311
         Chatsworth, California                           (zip code)
(Address of principal executive offices)



      Registrant's Telephone Number, Including Area Code:  (818) 773-2647




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        ITEM 5.    OTHER EVENTS.

COHR Inc. announced that it has engaged the investment banking firm of Lehman Brothers as its financial advisor.

Lynn P. Reitnouer, recently-elected Chairman of the Board of Directors of COHR, stated "Having Lehman Brothers assist us as we determine the future course of the Company will help us focus on enhancing shareholder value." He further stated "During this period of transition, as Steve Gamble continues to operate the Company day-to-day, it is the Board's responsibility to the shareholders to explore various strategic alternatives including the possible sale of the Company." The Company's Board of Directors has made no determination at this time that the Company is for sale, or to pursue any other course of action.

The Company also announced that, based on preliminary estimates, it expects that its financial results for the third quarter ended December 31, 1997 will include special charges of up to approximately $8.0 million before taxes. Of this estimated charge, up to approximately $2.2 million relates to an increase in the allowance for doubtful accounts receivable and up to approximately $3.2 million relates to its Maintenance MasterPlan Contracts, including accruals of accounts payable and reserves for shared savings. The remainder of the estimated charges relate to severance expense, and non-recurring legal and accounting costs and other items.

The estimated special charges are based on preliminary estimates and are subject to change. The Board has engaged the Company's outside auditors to perform audit procedures for the nine months ended December 31, 1997 and to determine the impact, if any, of these items on previously reported results. A final determination of the special charges and the periods, will not be known until mid February.

In addition to the special charges and based upon preliminary estimates of operating results for the third quarter, the Company stated it is not likely to meet analysts' earnings expectations for the third quarter.

COHR Inc., a leading national health-care outsourcing organization, serves hospitals, integrated health systems and alternate site providers with a wide range of essential services and supplies.

This Report includes statements regarding anticipated suture developments that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements involve risks and uncertainties, the Company's actual future results could differ materially from historical results and from those set forth in the forward looking statements. Some of the factors that could cause actual
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results to differ materially include the effect of final accounting adjustments, collectibility of accounts receivable, competitive conditions and other factors identified in the Company's documents filed from time to time with the Securities and Exchange Commission.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   COHR Inc.



Date:  December 31, 1997                   /s/ STEPHEN W. GAMBLE
                                        ------------------------------
                                               Stephen W. Gamble,
                                            Chief Executive Officer